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                                                                    EXHIBIT 4.11

                                 FIRST WAIVER TO
                            THE BANK CREDIT AGREEMENT

                  WAIVER TO CREDIT AGREEMENT
                  THIS WAIVER TO CREDIT AGREEMENT (this "Waiver"), dated as of October 18, 2002, by and among the lenders listed on the signature pages hereof (the "Lenders"), BUTLER MANUFACTURING COMPANY, a Delaware corporation (the "Borrower"), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (the "Administrative Agent"), to the extent and in the manner provided for in the Credit Agreement (defined below and herein so called).

                  BACKGROUND


                  THE BORROWER, THE LENDERS, AND THE ADMINISTRATIVE AGENT ARE PARTIES TO THAT CERTAIN CREDIT AGREEMENT, DATED AS OF JUNE 30, 2001, AS AMENDED BY THAT CERTAIN FIRST AMENDMENT, DATED AS OF DECEMBER 4, 2001 (SAID CREDIT AGREEMENT, AS AMENDED, THE "CREDIT AGREEMENT"; THE TERMS DEFINED IN THE CREDIT AGREEMENT AND NOT OTHERWISE DEFINED HEREIN SHALL BE USED HEREIN AS DEFINED IN THE CREDIT AGREEMENT).

                  THE BORROWER HAS REQUESTED A WAIVER OF EVENTS OF DEFAULT UNDER THE CREDIT AGREEMENT SOLELY WITH RESPECT TO THE FIXED CHARGE COVERAGE RATIO AS OF THE FISCAL QUARTER ENDED SEPTEMBER 30, 2002. NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:


                  WAIVER. SUBJECT TO THE SATISFACTION OF THE CONDITIONS OF EFFECTIVENESS SET FORTH IN SECTION 4 HEREOF, THE LENDERS HEREBY WAIVE COMPLIANCE WITH THE FIXED CHARGE COVERAGE RATIO SET FORTH IN SECTION 7.2 OF THE CREDIT AGREEMENT AT THE BORROWER'S FISCAL QUARTER ENDING SEPTEMBER 30, 2002. THE WAIVER PROVIDED HEREIN IS LIMITED AND (A) DOES NOT AFFECT ANY OTHER COVENANT OR PROVISION OF THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND (B) DOES NOT RELATE TO ANY OTHER FISCAL QUARTER.

                  COMMITMENT AVAILABILITY. IN CONSIDERATION OF THE WAIVER PROVIDED IN THE FOREGOING SECTION 1, THE BORROWER AND THE LENDERS HEREBY ACKNOWLEDGE THAT, NOTWITHSTANDING ANYTHING IN THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT TO THE CONTRARY, (A) THE LENDERS SHALL HAVE NO COMMITMENT TO MAKE ANY ADVANCES UNDER SECTION 2.1 OF THE CREDIT AGREEMENT OR OTHERWISE ADVANCE ANY FUNDS TO THE BORROWER, (B) ANY DRAW UNDER ANY LETTER OF CREDIT DURING THE TERM OF THIS WAIVER SHALL IMMEDIATELY AND AUTOMATICALLY RESULT IN AN OBLIGATION FOR THE BORROWER TO REIMBURSE THE ISSUING BANK FOR ANY SUCH DRAW (WHICH REIMBURSEMENT OBLIGATION MAY NOT BE PAID BY THE BORROWER WITH THE PROCEEDS OF AN ADVANCE), AND (C) THE AGGREGATE MAXIMUM AMOUNT OF LETTERS OF CREDIT THAT MAY BE ISSUED AND OUTSTANDING AT ANY TIME SHALL NOT EXCEED $22,100,000, WHICH MAXIMUM AMOUNT SHALL BE AUTOMATICALLY REDUCED TO $19,100,000 UPON THE EXPIRATION OF LETTER OF CREDIT NO. SLCLSTL00289, FOR THE BENEFIT OF BANK OF COMMUNICATIONS TIANJIN BRANCH, TEDA SUB BRANCH NO. 88. NOTHING PROVIDED HEREIN SHALL RELIEVE THE OBLIGATION OF ANY LENDER FROM FUNDING ITS OBLIGATIONS UNDER SECTION 2.16(C) OF THE CREDIT AGREEMENT WITH RESPECT TO DRAWS UNDER ANY LETTER OF CREDIT.

                  REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. BY ITS EXECUTION AND DELIVERY HEREOF, THE BORROWER REPRESENTS AND WARRANTS THAT, AS OF THE DATE HEREOF AND AFTER GIVING EFFECT TO THE WAIVER SET FORTH IN THE FOREGOING SECTION 1:


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                  the representations and warranties contained in the Credit
                  Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date; and

                  no event has occurred and is continuing which constitutes a Default or Event of Default.

                  CONDITIONS OF EFFECTIVENESS. THIS WAIVER SHALL BE EFFECTIVE AS OF OCTOBER 18, 2002, SUBJECT TO THE FOLLOWING:

                  the representations and warranties set forth in Section 3 of this Waiver shall be true and correct;

                  the Administrative Agent shall have received counterparts of this Waiver executed by the Determining Lenders;

                  the Administrative Agent shall have received counterparts of this Waiver executed by the Borrower and acknowledged by each Guarantor; and

                  the Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent, such other documents, certificates and instruments as the Lenders shall require.

                  RELEASE.

                  Borrower and each of its Subsidiaries (collectively, the "Borrower Parties") hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges the Administrative Agent and the Lenders and all respective Affiliates and subsidiaries of the Administrative Agent and the Lenders, their respective officers, servants, employees, agents, attorneys, financial advisors, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the "Released Lender Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which any Borrower Party ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of the Credit Agreement, this Waiver or the Loan Documents and which were in any manner related to any of the Loan Documents or the enforcement or attempted enforcement by the Administrative Agent or the Lenders of rights, remedies or recourses related thereto (collectively, the "Borrower Claims").

                  Each Borrower Party covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any of the Borrower Claims which may have arisen at any time on or prior to the date of this Waiver and were in any manner related to any of the Loan Documents.

                  GUARANTOR'S ACKNOWLEDGMENT. BY SIGNING BELOW, EACH GUARANTOR
                  (I) ACKNOWLEDGES, CONSENTS AND AGREES TO THE EXECUTION, DELIVERY AND PERFORMANCE BY THE BORROWER OF THIS WAIVER, (II) ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS IN RESPECT OF ITS SUBSIDIARY GUARANTY ARE NOT RELEASED, DIMINISHED, WAIVED, MODIFIED, IMPAIRED OR AFFECTED IN ANY MANNER BY THIS WAIVER, OR ANY OF THE PROVISIONS CONTEMPLATED HEREIN, (III) RATIFIES AND CONFIRMS ITS OBLIGATIONS UNDER ITS SUBSIDIARY GUARANTY AND
                  (IV) ACKNOWLEDGES AND AGREES THAT IT HAS NO CLAIM OR OFFSETS AGAINST, OR DEFENSES OR COUNTERCLAIMS TO, ITS SUBSIDIARY GUARANTY.


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                  REFERENCE TO THE CREDIT AGREEMENT.

                  Upon and during the effectiveness of this Waiver, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected by this Waiver.

                  Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

                  COSTS AND EXPENSES. THE BORROWER SHALL BE OBLIGATED TO PAY THE COSTS AND EXPENSES OF THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, REPRODUCTION, EXECUTION AND DELIVERY OF THIS WAIVER AND THE OTHER INSTRUMENTS AND DOCUMENTS TO BE DELIVERED HEREUNDER.

                  EXECUTION IN COUNTERPARTS. THIS WAIVER MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY DIFFERENT PARTIES HERETO IN SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED AND DELIVERED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH WHEN TAKEN TOGETHER SHALL CONSTITUTE BUT ONE AND THE SAME INSTRUMENT. FOR PURPOSES OF THIS WAIVER, A COUNTERPART HEREOF (OR SIGNATURE PAGE THERETO) SIGNED AND TRANSMITTED BY ANY PERSON PARTY HERETO TO THE ADMINISTRATIVE AGENT (OR ITS COUNSEL) BY FACSIMILE MACHINE, TELECOPIER OR ELECTRONIC MAIL IS TO BE TREATED AS AN ORIGINAL. THE SIGNATURE OF SUCH PERSON THEREON, FOR PURPOSES HEREOF, IS TO BE CONSIDERED AS AN ORIGINAL SIGNATURE, AND THE COUNTERPART (OR SIGNATURE PAGE THERETO) SO TRANSMITTED IS TO BE CONSIDERED TO HAVE THE SAME BINDING EFFECT AS AN ORIGINAL SIGNATURE ON AN ORIGINAL DOCUMENT.

                  GOVERNING LAW; BINDING EFFECT. THIS WAIVER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS) AND THE UNITED STATES OF AMERICA, AND SHALL BE BINDING UPON THE BORROWER AND EACH LENDER AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

                  HEADINGS. SECTION HEADINGS IN THIS WAIVER ARE INCLUDED HEREIN FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT CONSTITUTE A PART OF THIS WAIVER FOR ANY OTHER PURPOSE.

                  ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS WAIVER, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

                 REMAINDER OF PAGE LEFT INTENTIONALLY BLANK


                  IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first above written.

                  BORROWER:

                                               BUTLER MANUFACTURING COMPANY
                                By:
                                   ---------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------




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                                                       ADMINISTRATIVE LENDER:

                      BANK OF AMERICA, N.A., as Administrative Lender


                      By:
                         ---------------------------------------------------
                         Name:
                              ----------------------------------------------
                         Title:
                               ---------------------------------------------


                                                       LENDERS:

                      BANK OF AMERICA, N.A., as a Lender and as the Issuing Bank


                      By:
                         ---------------------------------------------------
                         Name:
                              ----------------------------------------------
                         Title:
                               ---------------------------------------------

                                                       COMMERCE BANK, N.A.

                      By:
                         ---------------------------------------------------
                         Name:
                              ----------------------------------------------
                         Title:
                               ---------------------------------------------



                                             U.S. BANK NATIONAL ASSOCIATION


                      By:
                         ---------------------------------------------------
                         Name:
                              ----------------------------------------------
                         Title:
                               ---------------------------------------------


ACKNOWLEDGED AND AGREED:

BMC REAL ESTATE, INC.

By:
    ---------------------------------------
    Name:
         ----------------------------------
    Title:
          ---------------------------------



BUCON, INC.


By:
   ---------------------------------------
   Name:
        ----------------------------------
   Title:
         ---------------------------------


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BUTLER HOLDINGS, INC.

By:
   ---------------------------------------
   Name:
        ----------------------------------
   Title:
         ---------------------------------

BUTLER REAL ESTATE, INC.

By:
   ---------------------------------------
   Name:
        ----------------------------------
   Title:
         ---------------------------------

LESTER BUILDINGS, INC.

By:
   ---------------------------------------
   Name:
        ----------------------------------
   Title:
         ---------------------------------


BUTLER PACIFIC, INC.

By:
   ---------------------------------------
   Name:
        ----------------------------------
   Title:
         ---------------------------------


MODULINE WINDOWS, INC.

By:
   ---------------------------------------
   Name:
        ----------------------------------
   Title:
         ---------------------------------

LIBERTY BUILDING SYSTEMS, INC.

By:
   ---------------------------------------
   Name:
        ----------------------------------
   Title:
         ---------------------------------